UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

WRAP TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4620 Arville Street, Suite. E, Las Vegas, Nevada 89103
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2018, Wrap Technologies, Inc. (the “Company”) appointed Patrick Kinsella and Wayne R. Walker to the Company’s Board of Directors (the “Board”), to serve until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified. In addition, Mr. Kinsella was appointed as Chairman of the Board’s Audit Committee, and Mr. Walker was appointed as Chairman of both the Board’s Compensation Committee and its Nominations and Governance Committee. In connection with their appointments, the Company granted to each of Messrs. Kinsella and Walker options (“Options”) to purchase 35,000 shares of Company common stock, par value $0.0001 per share, at a price of $3.61 per share. The Options have a five year term, and vest as follows: (i) 50% on November 14, 2019, and (ii) the remaining 50% in four equal quarterly installments over the next year.

Mr. Kinsella, age 65, currently serves as an adjunct professor at the USC Marshall School of Business, a position that he has held since August 2011. In 2014, he was appointed as a director and the Chairman of the audit committee of PennyMac Financial Services, Inc. (“PennyMac”) (NYSE:PFSI). Prior to his retirement as a senior audit partner in May 2013, Mr. Kinsella spent over 37 years at KPMG LLP serving clients generally concentrated in the financial services sector, including banks, thrifts, mortgage companies, automotive finance companies, alternative investment companies and real estate companies. Mr. Kinsella received a B.S. in Accounting from California State University, Northridge, and is a licensed certified public accountant in the State of California.

Mr. Walker, age 59, founded Walker Nell Partners, Inc. (“Walker Nell”), a financial advisory firm in 2013, where he continues to serve as the managing partner. Walker Nell provides corporate governance and restructuring advisory services, fiduciary services, litigation support, and other services to client corporations and law firms. In his role at Walker Nell, he has served on a number of private company boards. He has also been active on charitable boards, and currently serves as Chairman of the Board of Trustees of National Philanthropic Trust, a public charity that holds over $6.0 billion of assets under management. In addition, Mr. Walker has more than 25 years of experience in corporate law and corporate restructuring, including working 15 years at the DuPont Company in the Securities and Bankruptcy group, where he worked in the Corporate Secretary’s office and served as Senior Counsel. He holds a B.A. from Loyola University New Orleans and a J.D. from the Catholic University of America.

Except as disclosed herein, there are no related party transactions between the Company and Messrs. Kinsella and Walker that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with the appointment of Messrs. Kinsella and Walker as members of the Company’s Board.

A copy of the press release announcing Messrs. Kinsella and Walker’s appointments to the Board is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

Item 8.01. Other Events.

See Item 5.02.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: November 16, 2018	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated November 15, 2018